                                                                Sub-Item 77Q1(a)

                                  CERTIFICATE

The undersigned hereby certifies that he is the Secretary of Invesco Quality Municipal Securities, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and that annexed hereto is an Amendment to the Amended and Restated Declaration of Trust of the Trust adopted by the Trustees of the Trust on March 16, 2011 as provided in Section 8.3 of the Amended and Restated Declaration of Trust, said Amendment to take effect on April 1, 2011, and does hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 31st day of March 2011

                                                  /s/John M. Zerr
                                                  ------------------------------
                                                  Name: John M. Zerr
                                                  Secretary

                                   AMENDMENT

                              Dated March 16, 2011

                          To be Effective April 1, 2011

                                       TO

                      INVESCO QUALITY MUNICIPAL SECURITIES

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                      DATED

                               September 24, 1993

Dated March 16, 2011

To be Effective April 1, 2011

            AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST OF
                      INVESCO QUALITY MUNICIPAL SECURITIES

            WHEREAS Invesco Quality Municipal Securities (the "Trust") was established by the Amended and Restated Declaration of Trust dated September 24, 1993, as amended from time to time (the "Declaration") under the laws of the Commonwealth of Massachusetts;

            WHEREAS Section 8.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose that does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and

            WHEREAS the Trustees of the Trust have deemed it advisable to decrease the maximum number of Trustees provided for under the Declaration.

            NOW THEREFORE

            1. Section 2.1 of Article II of the Declaration is hereby amended so that such Section shall read in its entirety as follows

      Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees provided however that the number of Trustees shall in no event be less than three nor more than sixteen except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees as provided in
      Section 6.1 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of decrease.

            2. All capitalized terms are used herein as defined in the Declaration unless otherwise defined herein. All references in the Declaration to "this Declaration" shall mean the Declaration as amended by this Amendment.

            3. The Trustees of the Trust hereby reaffirm the Declaration as amended in all respects.

            4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

            6. This amendment may be executed in more than one counterpart each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            IN WITNESS WHEREOF the undersigned Trustees of the Trust have executed this instrument this 31st day of March 2011.

By: /s/ David C. Arch                     By: /s/ Martin L . Flanagan
    ----------------------------------        ----------------------------------
    David C. Arch                             Martin L. Flanagan
    Trustee                                   Trustee

By: /s/ Bob R. Baker                      By: /s/ Carl Frischling
    ----------------------------------        ----------------------------------
    Bob R. Baker                              Carl Frischling
    Trustee                                   Trustee

By: /s/ Frank S. Bayley                   By: /s/ Prema Mathai-Davis
    ----------------------------------        ----------------------------------
    Frank S. Bayley                           Prema Mathai-Davis
    Trustee                                   Trustee

By: /s/ James T. Bunch                    By: /s/ Larry Soll
    ----------------------------------        ----------------------------------
    James T. Bunch                            Larry Soll
    Trustee                                   Trustee

By: /s/ Bruce L. Crockett                 By: /s/ Hugo F. Sonnenschein
    ----------------------------------        ----------------------------------
    Bruce L. Crockett                         Hugo F. Sonnenschein
    Trustee                                   Trustee

By: /s/ Rodney F. Dammeyer                By: /s/ Raymond Stickel, Jr.
    ----------------------------------        ----------------------------------
    Rodney F. Dammeyer                        Raymond Stickel, Jr.
    Trustee                                   Trustee

By: /s/ Albert R. Dowden                  By: /s/ Philip A. Taylor
    ----------------------------------        ----------------------------------
    Albert R. Dowden                          Philip A. Taylor
    Trustee                                   Trustee

By: /s/ Jack M. Fields                    By: /s/ Wayne W. Whalen
    ----------------------------------        ----------------------------------
    Jack M. Fields                            Wayne W. Whalen
    Trustee                                   Trustee